Exhibit 10.20
Dynavax Technologies Corporation
The following is summary of a Lease Agreement (“Lease Agreement”) for 9 and 11 Eichsfelder Strasse, Düsseldorf dates as of August 14, 1990, as amended. The Lease Agreement is in German and this summary in English is provided pursuant to Rule 12b-12(d)(3).
Effective Date: Lease for 9 and 11 Eichsfelder Strasse, Düsseldorf – Dated 8/14/1990 (the building was not completed until 1994 when the lease term began)

Amendment No. 1 – Undated
Amendment No. 2 – Dated 03/24/1997
Amendment No. 3 – Dated 07/03/1999
Amendment No. 4 – Dated 10/11/2002
Amendment No. 5 – Dated 07/02/2003
Amendment No. 6 – Dated 5/17/2004

Landlord:	The name of the landlord effective April 2006 is: HBI Düsseldorf S.a.r.l. They are represented by Halverton Real Estate Investment Management GmbH, Friedrichstraße 185-187, D-10117 Berlin.

Term:	The current term expires on August 31, 2009. The Lease Agreement provides an option for the Company to extend the term an additional 5 years; provided that the option is exercised not later than 18 months from the scheduled expiration date.
Leased Premises:
     Area (m2=square meters):
Offices: 1.649 m2 (Eichsfelderstr. 11 – B1)
Offices: 159 m2 (Eichsfelderstr. 9 – B4)
Warehouse: 652 m2 (Eichsfelderstr. 11 – B2)
Warehouse: 544 m2 (Eichsfelderstr. 9 – B3)
Warehouse: 467 m2 (Eichsfelderstr. 9 – B4)
Parking space: 28
Underground parking: 11
(According to Addendum No. 6, dated 17.05.2004)
     Rent/month (EUR=Euros):
Office: 9.71 EUR/m2
Warehouse: Eichsfelderstr. 11–B2 — 4.09 EUR/m2
Eichsfelderstr. 9–B3 — 3.80 EUR/m2
Eichsfelderstr. 9–B4 – 4.09 EUR/m2
Parking space: 30.67 EUR, flat rate
Underground parking: 40.90 EUR. flat rate
Total: 25,508.25 EUR/month Plus VAT, plus ancillary expenses (prepayment of 6,630 EUR/month).
Payments are made monthly.
Annual increases in the foregoing apply based on the local consumer price increase index.

39

Structural alterations are at the expense of the Company. At the end of the contract term, the landlord has right to request that the leased premises be returned to their original condition.
A long term deposit of Euro 115,000 was required to be made and held as security for the lease.
Other Provisions:
The remaining provisions of the Lease Agreement contain requirements with respect to habitability of the premises; provision of services by the landlord with respect to the leased premises; tenant obligations with respect to occupancy; terms of payments; effect of breach.

40